UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

March 7, 2013
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

                    (011) 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On March 7, 2013, the Registrant entered into a Subscription Agreement with Dr. Elie Gugenheim (“Dr. Gugenheim”), in anticipation of entering into of a share purchase agreement (the “SPA” with respect to the investment by Dr. Gugenheim, or his assigns,  of up to $3 million to purchase 18,297,848 shares of common stock, par value of $.0001 of the Registrant (the "Shares") at an average price per share of $0.164.

1.	The proposed transaction will be executed in several tranches as follows:

1.1.
First Tranche-in order to provide the Registrant with needed working capital, Dr. Gugenheim agreed to purchase a $1 million convertible note of the Registrant (the “Note”) (see Exhibit 10.2). The parties agree to use their best efforts to finalize the terms of the SPA during the period of 90 days from March 7, 2013. The intention is that the Note will be converted into the first $1 million tranche of the investment against the issuance and sale by the Registrant of 4,574,462 Shares to Dr. Gugenheim at the agreed upon price of $0.218 per share.

1.2.
Second Tranche-subject to the execution of the SPA, in consideration of an aggregate investment of $1,000,000 by August 31, 2013, the Registrant will issue and sell to Dr. Gugenheim 5,881,451 Shares at a price per share of $ 0.17.

1.3.
Loan Conversion-subject to the execution of the SPA, in consideration for Dr. Gugenheim 's agreement to convert a $500,000 loan provided to the Registrant pursuant to a  loan agreement executed by and between Intercambio Comercial SA de CV, a company controlled by Dr. Gugenheim, and the Registrant dated January 14, 2013, concurrently with the Second Tranche, the Registrant will issue and sell to Dr. Gugenheim 3,619,355 Shares at a price per share of $0.138.  In the event of the conversion of the Loan Amount, a $25,000  payment due under Loan Agreement will be waived.

1.4.
Option Grant-subject to the execution of the SPA, Dr. Gugenheim will be granted an option to invest an additional $500,000 in consideration of the issuance of 4,222,580 Shares at an exercise price per share of $0.118 (the ''Option''). The Option will be exercisable for a period ending the later of 12 months commencing at closing date of the SPA or 15 months from March 7, 2013. In addition, should the Registrant's total equity in accordance with the Registrant's audited financial statements for the period ended on December 31, 2012 be less than $5 million, the exercise price with respect to the Option will be the par value per share.

The number of shares issuable under the Second Tranche, Loan Conversion and Option Grant are subject adjustment in the event of certain changes in the capitalization of the Registrant.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01

Item 3.02          Unregistered Sales of Equity Securities.

On March 7, 2013, the Registrant entered into Subscription Agreement and Convertible Promissory Note as discussed in Item 1.01 with Dr. Gugenheim.  The Note is in  the amount of $1,000,000, with  interest of 10% payable per annum. Upon the conversion of the Note, the Registrant has agreed to issue Dr. Gugenheim 4,574,462 shares of common stock at a price per share of $0.218, and, if converted, any applicable interest will be waived. See Item 1.01

The Note and Shares, when and if issued, are being issued to Dr. Gugenheim or his assigns, upon reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933.

Item 9.01.         Financial Statements and Exhibits

(d)           Exhibits

10.1	Subscription Agreement between Dr. Elie Gugenheim and Defense Industries International, Inc.
10.2	Convertible Promissory Note between Dr. Elie Gugenheim and Defense Industries International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFENSE INDUSTRIES INTERNATIONAL, INC.
(Registrant)

By /s/Uri Nissani
Name: Uri Nissani
Chief Executive Officer and
President
Date: March 12, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Subscription Agreement between Dr. Elie Gugenheim and Defense Industries International, Inc.
10.2	Convertible Promissory Note between Dr. Elie Gugenheim and Defense Industries International, Inc.